Exhibit 99.2

________ __, 2004

To: Participants in the 401(k) Plan of Banknorth Group, Inc.

     As described in the enclosed materials, your proxy is being solicited in connection with an upcoming special meeting of shareholders of Banknorth Group, Inc. because you have shares of Banknorth common stock allocated to your account under Banknorth’s 401(k) Plan. At the special meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, pursuant to which The Toronto-Dominion Bank will acquire 51% of the outstanding shares of common stock of Banknorth, as well as other related proposals. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of Banknorth allocated to your account(s) under the 401(k) Plan will be voted.

     Enclosed with this letter is the prospectus/proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the 401(k) Plan, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement, I urge you to vote your shares in the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to American Stock Transfer & Trust Company, our transfer agent. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your ballot in order to certify the totals for the 401(k) Plan to Banknorth, N.A., which acts as Trustee for the plan, for the purpose of having those shares voted. No person associated with Banknorth Group, Inc. or Banknorth, N.A. will see the individual voting instructions.

     I urge each of you to vote, as a means of participating in the governance of the affairs of Banknorth. If our transfer agent receives your properly signed voting instruction ballot, but the ballot does not specify your vote for or against the proposals or your choice to abstain from voting on the proposals, the shares allocated to your account(s) in the 401(k) Plan will be voted for the proposal to approve the merger agreement and for each of the other proposals. If your voting instruction ballot is not received, the shares allocated to your account(s) in the 401(k) Plan will not be voted, which will have the same effect as a vote against the merger agreement. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Sincerely yours,
William J. Ryan
Chairman, President and
Chief Executive Officer

BANKNORTH GROUP, INC.
Special Meeting of Shareholders
________ ___, 2004

This Ballot is solicited on behalf of the Board of Directors.

     The undersigned, as a participant who has common stock of Banknorth Group, Inc. allocated to his or her account under the Banknorth Group, Inc. 401(k) Plan, hereby instructs Banknorth, N.A., as Trustee for the 401(k) Plan, to vote as designated on the reverse of this card all of the shares of common stock of Banknorth Group, Inc. which the undersigned has allocated to his or her account pursuant to the 401(k) Plan at the special meeting of shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on _____ day, _____ __, 2004, at ___:___ __ .m., local time, or any adjournment thereof.

     Shares of common stock of Banknorth Group, Inc. will be voted as specified. If you return this ballot properly signed but do not otherwise specify your vote for or against the proposals or your choice to abstain from voting on the proposals, shares allocated to your account under the 401(k) Plan will be voted “FOR” the proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, “FOR” the other proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 2A-C) and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the foregoing proposals. If you do not return this ballot, shares allocated to your account under the 401(k) Plan will not be voted, which will have the same effect as a vote against the merger agreement.

     IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

SPECIAL MEETING OF SHAREHOLDERS OF
BANKNORTH GROUP, INC.
________ __, 2004

401(K) PLAN VOTING INSTRUCTIONS

MAIL — Date, sign and mail your ballot in the envelope provided as soon as possible.	COMPANY NUMBER

-or-

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your ballot available when you call.	ACCOUNT NUMBER

-or-

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your ballot available when you access the web page.

ê Please detach along perforated line and mail in the envelope provided If you are not voting via telephone or the Internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOTE: You may vote on all proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 1 and 2A-C) by voting as set forth below. A vote below will supersede any inconsistent vote on any of these individual proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐

1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, and the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. Proposals to approve the governance and other provisions of the post-transaction certificate of incorporation of Banknorth Delaware Inc. (which will be the successor to Banknorth Group, Inc. following the completion of the transaction), consisting of the following:

A.	Proposal to approve provisions of the post-transaction certificate of incorporation of Banknorth Delaware which modify the governance rights of shareholders of Banknorth Group, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The approval of this proposal is a condition to completion of the proposed transaction with The Toronto-Dominion Bank. If you wish to approve this transaction (Proposal 1), you also must approve this proposal.

B.	Proposal to approve provisions of the post-transaction certificate of incorporation of Banknorth Delaware which modify anti-takeover protections and related rights of shareholders of Banknorth Group, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The approval of this proposal is a condition to completion of the proposed transaction with The Toronto-Dominion Bank. If you wish to approve this transaction (Proposal 1), you also must approve this proposal.

C.	Proposal to approve the provisions of the post-transaction certificate of incorporation of Banknorth Delaware which modify certain other rights of shareholders of Banknorth Group, Inc., reflecting the structure of the transaction and the terms of the stockholders agreement entered into in connection with the transaction.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The approval of this proposal is a condition to completion of the proposed transaction with The Toronto-Dominion Bank. If you wish to approve this transaction (Proposal 1), you also must approve this proposal.

3. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any adjournment thereof.

The Board of Directors of Banknorth Group, Inc. recommends a vote “FOR” approval of the merger agreement, “FOR” approval of the other proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 2A-C) and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to the foregoing proposals. Such votes are hereby solicited by the Board of Directors.

The approval of each of Proposals 2A-C is a condition to completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and thus a vote against any such proposal effectively will be a vote against the merger agreement.

Note: If you receive more than one, please date and sign each card and return all proxy cards in the enclosed envelope.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method. ☐

Signature of Stockholder [                  ]    Date [            ]

Note: Please sign exactly as your name or names appear on this Ballot. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.